UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 13, 2008

Date of Report (Date of earliest event reported)

Macrovision Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-22023	77-0156161
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

2830 De La Cruz Boulevard

Santa Clara, California 95050

(Address of principal executive offices, including zip code)

(408) 562-8400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On February 13, 2008, Macrovision Corporation signed a definitive Asset Purchase Agreement (the “Agreement”) with Flexco Holding Company, Inc., an affiliated company of Thoma Cressey Bravo, to sell Macrovision’s software business unit in a cash transaction valued at approximately $200 million. The transaction will include Macrovision’s software product lines including, but not limited to, the InstallShield®, Adminstudio® and FLEX product lines, as well as all associated support and services. The transaction is subject to customary conditions to closing, including regulatory approvals, and is expected to close on or before April 1, 2008. The completion of the transaction is not subject to Macrovision stockholder approval. The foregoing description of the Agreement and the transaction is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 9.01	Financial Statements and Exhibits.

The following exhibits are furnished with this report on Form 8-K:

Exhibit Number	Description

10.1	Asset Purchase Agreement dated February 13, 2008 by and among Macrovision Corporation and Flexco Holding Company, Inc. (a Delaware corporation).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Macrovision Corporation (Registrant)

Date:	February 21, 2008	By:	/s/ Stephen Yu
Stephen Yu
EVP and General Counsel